EZCORP Reports First Quarter 2022 Results
PLO Up 19%; Revenue up 24%; Net Income up 266%
Austin, Texas (February 2, 2022) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its first quarter ended December 31, 2021.
All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
FIRST QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) was up 19%.
•Total revenue increased 24%, and net revenue increased 22%.
•Merchandise sales gross profit margin remains high at 40%.
•Diluted earnings per share of $0.21 were up significantly from $0.08. On an adjusted basis1, diluted earnings per share were $0.22, compared to diluted earnings per share of $0.13.
•Return on earning assets (ROEA) remains strong at 177%.
CEO COMMENTARY AND OUTLOOK
Co-Interim Chief Executive Officer Lachie Given stated, “It was a very strong first quarter, as our passionate and productive team continued to execute on the plan we put in place at the end of fiscal 2020. These initiatives are driving better returns and improved financial metrics. PLO continues to recover, getting closer to pre-pandemic levels, and margins remain strong as our team has adopted the changes we implemented 18 months ago to improve inventory turns and reduce aged merchandise.
“In the first quarter we invested in a company with interests in 20 pawn stores primarily in the Caribbean with plans for further expansion. Our acquisition pipeline remains robust and we will continue to look for opportunities to diversify into new pawn markets.
“We are truly proud to provide a unique and essential service to our customers, that by its very nature contributes to the circular economy by extending the useful life of items and reducing waste. I am very excited to continue working with this team as we go forward to collectively grow the business and increase value for our shareholders,” concluded Given.
Co-Interim Chief Executive Officer Blair Powell said, “In my 30 plus years at EZCORP I have never before seen the level of enthusiasm and pride throughout the organization. Our team has thoroughly embraced our operating themes of People, Pawn and Passion. At every level the focus is on looking for ways to be more efficient and cost effective and to provide the optimal customer experience. Our refocused efforts continue to deliver tangible results, as we have seen our store level operating metrics continue to improve.
“Improving the customer experience is essential to our mission. The launch of our points-based loyalty program incentivizes customers to transact with us and has performed better than expected in the first quarter. We continue to enhance our online payment options and roll out our online showcase in selected markets for customers to view inventory. Our team members and customers drive our success, and we are laser focused on doing everything we can to optimize the customer and team member experience throughout the company,” concluded Powell.

CONSOLIDATED RESULTS

Three Months Ended December 31	As Reported		Adjusted[1]
in millions, except per share amounts	2021	2020	2021	2020

Total revenues	$221.0	$178.1	$221.5	$178.1
Net revenues	$132.1	$108.4	$132.3	$108.4
Income before tax	$21.3	$5.5	$21.5	$8.3
Net income	$15.7	$4.3	$16.0	$7.2
Diluted earnings per share	$0.21	$0.08	$0.22	$0.13
EBITDA (non-GAAP measure)	$31.0	$17.7	$31.2	$17.2
•Diluted earnings per share were $0.21 for the first quarter, compared to $0.08. On an adjusted basis, diluted earnings per share were $0.22, compared to $0.13.
•Income before taxes improved to $21.3 million from $5.5 million, while adjusted EBITDA increased 81% to $31.2 million.
•PLO increased 19% to $176.6 million, up $28.7 million. On a same-store basis2, PLO increased 15% year-over-year and 1% sequentially.
•Total revenues increased 24%, and net revenues increased 22%, reflecting improved pawn service charge (PSC) revenue and merchandise sales gross profit.
•PSC increased 20% due to an increase in the average PLO balance during the quarter.
•Merchandise sales gross profit margin remains high at 40%, reflecting the commitment to improving the core business by decreasing aged general merchandise (now less than 1% of total general merchandise inventory) and focusing on selling inventory in the first 90 days.
•Net inventory increased 26% year-over-year and 7% sequentially, reflecting a return towards normalized inventory levels. Inventory turnover remained strong at 3.0x for the quarter, up from 2.9x.
•Store expenses increased $7.5 million or 9%, primarily due to increased store count and rising labor costs resulting from growing transaction volume. On a same-store basis, store expenses increased 4%.
•General and administrative expenses increased $3.0 million or 24%, primarily due to timing of fiscal year 2021 expenses.
•Cash and cash equivalents at the end of the quarter was $233.3 million, down $57.2 million or 20% year-over-year and down $20.4 million or 8% on a sequential basis. The decrease is primarily due to the increase in PLO and inventory and the acquisition of new stores.
SEGMENT RESULTS
U.S. Pawn
•PLO continued to increase, ending the quarter up 16% (15% on a same store basis) year-over-year and up 4% on a sequential basis.
•Total revenue was up 20% and net revenues increased 19%, reflecting increasing PSC, higher sales and improved merchandise sales gross profit.
•PSC increased 13% in the first quarter as a result of higher average PLO.
•Merchandise sales gross profit gross margins improved to 43% from 42%, reflecting a continued focus on improving retailing and maintaining lower levels of aged general merchandise inventory (which improved to 0.4% from 3.4% of total merchandise inventory).

•Net inventory increased 16% year-over-year and 10% sequentially. Inventory turnover continued to improve, increasing to 2.8x from 2.6x for the prior-year quarter.
•Store expenses increased 4%, or $2.6 million, to $64.7 million, primarily due to rising labor costs resulting from growing transaction volume and store count.
•Segment contribution increased to $34.5 million, up $13.8 million.
Latin America Pawn
•PLO improved 37% to $35.5 million (up 40% on constant currency basis). On a same store basis, PLO increased 18% (20% on a constant currency basis) year-over-year and decreased 10% (down 8% on a constant currency basis) sequentially consistent with seasonality.
•Total revenue was up 38% (39% on a constant currency basis), while net revenues increased 33% (34% on a constant currency basis).
•PSC increased 47% to $19.5 million (up 47% to $19.6 million on a constant currency basis) as a result of higher average PLO for the quarter.
•Merchandise sales gross profit margins decreased from 35% to 29% reflecting a return to more normalized margins.
•Net inventory increased 67% (71% on a constant currency basis), but was up only 1% sequentially (3% on a constant currency basis). Inventory turnover remains strong at 3.6x down from 3.8x for the prior-year quarter.
•Store expenses increased $4.9 million or 28% ($5.0 million or 29% on a constant currency basis) primarily due to growth in store count and rising labor costs resulting from growing transaction volume. Same-store expenses increased $0.9 million or 5% ($1.0 million or 6% on a constant currency basis).
•Segment contribution was $6.5 million ($6.6 million on a constant currency basis), compared to $5.0 million in the prior-year quarter. On an adjusted basis, the increase in segment contribution was $1.8 million to $6.6 million.
•Segment store count increased by one de novo store opened during the quarter.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, February 3, 2022, at 7:00 am Central Time to discuss First Quarter Fiscal 2022 results. Analysts and institutional investors may participate on the conference call by dialing (833) 579-0921, Conference ID: 3989568, or internationally by dialing (778) 560-2579. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.
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1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.
2”Same Store” basis, which is a non-GAAP measure, includes stores open the entirety of the comparable periods.
For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities.

For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(in thousands, except per share amounts)	2021	2020
	(Unaudited)
Revenues:
Merchandise sales	$137,720	$107,783
Jewelry scrapping sales	6,944	6,759
Pawn service charges	76,025	63,489
Other revenues	305	104
Total revenues	220,994	178,135
Merchandise cost of goods sold	83,111	64,543
Jewelry scrapping cost of goods sold	5,772	5,202
Net revenues	132,111	108,390
Operating expenses:
Store expenses	86,771	79,309
General and administrative	15,545	12,510
Depreciation and amortization	7,574	7,572
Loss (gain) on sale or disposal of assets and other	5	(22)
Total operating expenses	109,895	99,369
Operating income	22,216	9,021
Interest expense	2,431	5,455
Interest income	(304)	(821)
Equity in net income of unconsolidated affiliates	(1,138)	(516)
Other income	(120)	(599)
Income before income taxes	21,347	5,502
Income tax expense	5,626	1,203
Net income	$15,721	$4,299

Basic earnings per share	$0.28	$0.08
Diluted earnings per share	$0.21	$0.08

Weighted-average basic shares outstanding	56,183	55,361
Weighted-average diluted shares outstanding	81,948	55,428

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2021	December 31, 2020	September 30, 2021

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$233,274	$290,450	$253,667
Restricted cash	8,692	8,011	9,957
Pawn loans	176,586	147,852	175,901
Pawn service charges receivable, net	29,765	24,825	29,337
Inventory, net	119,313	94,980	110,989
Prepaid expenses and other current assets	31,209	32,824	31,010
Total current assets	598,839	598,942	610,861
Investments in unconsolidated affiliates	42,513	31,773	37,724
Other investments	16,500	—	—
Property and equipment, net	52,201	55,204	53,811
Right-of-use asset, net	201,527	177,308	200,990
Goodwill	284,619	258,453	285,758
Intangible assets, net	61,458	58,794	62,104
Notes receivable, net	1,190	1,156	1,181
Deferred tax asset, net	15,623	10,000	9,746
Other assets	5,851	5,534	4,736
Total assets	$1,280,321	$1,197,164	$1,266,911

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$213	$—
Accounts payable, accrued expenses and other current liabilities	75,531	67,777	90,268
Customer layaway deposits	13,142	9,904	12,557
Lease liability	51,843	45,351	52,263
Total current liabilities	140,516	123,245	155,088
Long-term debt, net	311,844	254,322	264,186
Deferred tax liability, net	221	172	3,684
Lease liability	161,841	143,620	161,330
Other long-term liabilities	11,398	11,303	10,385
Total liabilities	625,820	532,662	594,673
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 53,344,218 as of December 31, 2021; 52,628,588 as of December 31, 2020; and 53,086,438 as of September 30, 2021	533	526	530
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	339,955	398,269	403,312
Retained earnings	369,359	322,468	326,781
Accumulated other comprehensive loss	(55,376)	(56,791)	(58,415)
Total equity	654,501	664,502	672,238
Total liabilities and equity	$1,280,321	$1,197,164	$1,266,911

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
(in thousands)	2021	2020

Operating activities:
Net income	$15,721	$4,299
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	7,574	7,572
Amortization of debt discount and deferred financing costs	374	3,329
Amortization of lease right-of-use asset	12,694	11,504
Deferred income taxes	587	(1,421)
Other adjustments	(30)	(167)
Provision for inventory reserve	(820)	(1,510)
Stock compensation expense	1,698	524
Equity in net income of unconsolidated affiliates	(1,138)	(516)
Changes in operating assets and liabilities:
Service charges and fees receivable	(419)	(4,034)
Inventory	(2,314)	1,323
Prepaid expenses, other current assets and other assets	(2,330)	(713)
Accounts payable, accrued expenses and other liabilities	(29,531)	(23,460)
Customer layaway deposits	551	(1,311)
Income taxes	4,741	68
Dividends from unconsolidated affiliates	1,660	—
Net cash provided by (used in) operating activities	9,018	(4,513)
Investing activities:
Loans made	(166,480)	(142,936)
Loans repaid	95,542	77,116
Recovery of pawn loan principal through sale of forfeited collateral	65,297	53,981
Capital expenditures, net	(4,985)	(3,223)
Issuance of note receivable	(1,000)	—
Investment in unconsolidated affiliates	(2,477)	—
Investment in other investments	(16,500)	—
Net cash used in investing activities	(30,603)	(15,062)
Financing activities:
Taxes paid related to net share settlement of equity awards	(792)	(730)
Payments on assumed debt and other borrowings	—	(53)
Net cash used in financing activities	(792)	(783)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	719	6,266
Net decrease in cash, cash equivalents and restricted cash	(21,658)	(14,092)
Cash, cash equivalents and restricted cash at beginning of period	263,624	312,553
Cash, cash equivalents and restricted cash at end of period	$241,966	$298,461

Supplemental disclosure of cash flow information
Cash and cash equivalents	$233,274	$290,450
Restricted cash	8,692	8,011
Total cash and cash equivalents and restricted cash	$241,966	$298,461

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$70,966	$50,921

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)

	Three Months Ended December 31, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$102,078	$35,642	$—	$137,720	$—	$137,720
Jewelry scrapping sales	4,980	1,964	—	6,944	—	6,944
Pawn service charges	56,557	19,468	—	76,025	—	76,025
Other revenues	22	240	43	305	—	305
Total revenues	163,637	57,314	43	220,994	—	220,994
Merchandise cost of goods sold	57,832	25,279	—	83,111	—	83,111
Jewelry scrapping cost of goods sold	3,975	1,797	—	5,772	—	5,772
Net revenues	101,830	30,238	43	132,111	—	132,111
Segment and corporate expenses (income):
Store expenses	64,689	22,082	—	86,771	—	86,771
General and administrative	—	—	—	—	15,545	15,545
Depreciation and amortization	2,670	1,980	—	4,650	2,924	7,574
Loss on sale or disposal of assets and other	—	5	—	5	—	5
Interest expense	—	—	—	—	2,431	2,431
Interest income	—	(182)	—	(182)	(122)	(304)
Equity in net income of unconsolidated affiliates	—	—	(1,138)	(1,138)	—	(1,138)
Other (income) expense	—	(134)	(12)	(146)	26	(120)
Segment contribution	$34,471	$6,487	$1,193	$42,151
Income (loss) before income taxes				$42,151	$(20,804)	$21,347

	Three Months Ended December 31, 2020
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$82,253	$25,530	$—	$107,783	$—	$107,783
Jewelry scrapping sales	4,004	2,755	—	6,759	—	6,759
Pawn service charges	50,220	13,269	—	63,489	—	63,489
Other revenues	22	7	75	104	—	104
Total revenues	136,499	41,561	75	178,135	—	178,135
Merchandise cost of goods sold	48,059	16,484	—	64,543	—	64,543
Jewelry scrapping cost of goods sold	2,844	2,358	—	5,202	—	5,202
Net revenues	85,596	22,719	75	108,390	—	108,390
Segment and corporate expenses (income):
Store expenses	62,092	17,217	—	79,309	—	79,309
General and administrative	—	—	—	—	12,510	12,510
Depreciation and amortization	2,736	1,860	—	4,596	2,976	7,572
Loss (gain) on sale or disposal of assets and other	27	(101)	—	(74)	52	(22)
Interest expense	—	—	—	—	5,455	5,455
Interest income	—	(764)	—	(764)	(57)	(821)
Equity in net income of unconsolidated affiliates	—	—	(516)	(516)	—	(516)
Other (income) expense	—	(455)	(210)	(665)	66	(599)
Segment contribution	$20,741	$4,962	$801	$26,504
Income (loss) before income taxes				$26,504	$(21,002)	$5,502

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended December 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	1	1
As of December 31, 2021	516	633	1,149

	Three Months Ended December 31, 2020
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2020	505	500	1,005
New locations opened	—	2	2
As of December 31, 2020	505	502	1,007
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three months ended December 31, 2021 and 2020 were as follows:

	December 31,		Three Months Ended December 31,
	2021	2020	2021	2020

Mexican peso	20.5	19.9	20.7	20.5
Guatemalan quetzal	7.5	7.6	7.6	7.6
Honduran lempira	24.1	23.8	23.9	24.1
Peruvian sol	4.0	3.6	4.0	3.6
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.

Miscellaneous Non-GAAP Financial Measures

	Three Months Ended December 31,
(in millions)	2021	2020

Net income	$15.7	$4.3
Interest expense	2.4	5.4
Interest income	(0.3)	(0.8)
Income tax expense	5.6	1.2
Depreciation and amortization	7.6	7.6
EBITDA	$31.0	$17.7

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q1 Reported	$221.0	$132.1	$21.3	$5.6	$15.7	$0.21	$31.0
FX impact	—	—	0.1	(0.1)	0.2	—	0.1
Constant currency impact	0.5	0.2	0.1	—	0.1	0.01	0.1
2022 Q1 Adjusted	$221.5	$132.3	$21.5	$5.5	$16.0	$0.22	$31.2

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2021 Q1 Reported	$178.1	$108.4	$5.5	$1.2	$4.3	$0.08	$17.7
Contract termination costs	—	—	(0.4)	(0.1)	(0.3)	(0.01)	(0.4)
Non cash interest	—	—	3.3	—	3.3	0.06	3.3
Other adjustments	—	—	(0.1)	—	(0.1)	—	(3.4)
2021 Q1 Adjusted	$178.1	$108.4	$8.3	$1.1	$7.2	$0.13	$17.2

	Three Months Ended December 31, 2021
(in millions)	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$221.0	24%
Currency exchange rate fluctuations	0.5
Constant currency consolidated revenue	$221.5	24%

Consolidated net revenue	$132.1	22%
Currency exchange rate fluctuations	0.2
Constant currency consolidated net revenue	$132.3	22%

Consolidated net inventory	$119.3	26%
Currency exchange rate fluctuations	0.6
Constant currency consolidated net inventory	$119.9	26%

Latin America Pawn net revenue	$30.2	33%
Currency exchange rate fluctuations	0.2
Constant currency Latin America Pawn net revenue	$30.4	34%

Latin America Pawn PLO	$35.5	37%
Currency exchange rate fluctuations	0.7
Constant currency Latin America Pawn PLO	$36.2	40%

Latin America Pawn PSC revenues	$19.5	47%
Currency exchange rate fluctuations	0.1
Constant currency Latin America Pawn PSC revenues	$19.6	47%

Latin America Pawn merchandise sales	$35.6	40%
Currency exchange rate fluctuations	0.4
Constant currency Latin America Pawn merchandise sales	$36.0	41%

Latin America Pawn segment profit before tax	$6.5	30%
Currency exchange rate fluctuations	0.1
Constant currency Latin America Pawn segment profit before tax	$6.6	32%